================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Filed by the registrant  |X|

Filed by a party other than the registrant |_|


Check the appropriate box:

|_|    Preliminary proxy statement      |_|   Confidential, for Use of the
                                              Commission Only
|X|    Definitive proxy statement             (as permitted by Rule 14a-6(e)(2))

|_|    Definitive additional materials

|_|    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12





                                 ACCESSITY CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)




    ------------------------------------------------------------------------
    (Name of Person(s) filing proxy statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box):

|X|   No Fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

           |_|  Fee paid previously with preliminary materials.

           |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:


================================================================================

                                 ACCESSITY CORP.
                            12514 WEST ATLANTIC BLVD
                          CORAL SPRINGS, FLORIDA 33071
                                NOVEMBER 20, 2003



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Accessity Corp. to be held at 10:30 A.M. Florida time on December 15, 2003, at the Coral Springs Marriott Hotel, Golf Club and Convention Center, 11775 Heron Bay Boulevard, Coral Springs, FL 33076

     At the annual meeting, our shareholders will be voting on proposals to do the following:

     o    to elect Barry Siegel as a member of our Board of Directors;

     o To approve the grant of discretionary authority to Accessity's Board of Directors to amend Accessity's Certificate of Incorporation to effect a reverse stock split of Accessity's common stock equal to a ratio no greater than one-for-five;

     o to ratify our Board of Directors' selection of Nussbaum Yates & Wolpow, P.C. to audit our financial statements for the fiscal year ending December 31, 2003; and

     o to transact such other business as may properly come before the annual meeting and any one or more adjournments thereof.


     These proposals are more fully described in the enclosed proxy statement. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THEM.

     To ensure that you are represented at the annual meeting, whether or not you plan to attend, please read carefully the enclosed proxy statement, which describes the matters to be voted upon, and COMPLETE, SIGN, DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTAGE-PREPAID RETURN ENVELOPE. If you receive more than one proxy card because your shares are registered in different names or with addresses, please return each of them to ensure that all your shares are voted. If you hold your shares in street name and decide to attend the annual meeting and vote your shares in person, please notify your broker to obtain a ballot so that you may vote your shares. If you are a holder of record of Accessity shares and submit the enclosed proxy card and then vote by ballot, your proxy vote will be revoked automatically and only your vote by ballot will be counted. Your prompt return of your proxy card will assist us in preparing for the annual meeting.



                                             By Order of the Board of Directors,


                                             Barry Siegel
                                             Chief Executive Officer
                                             Coral Springs, Florida

                                 ACCESSITY CORP.
                            12514 WEST ATLANTIC BLVD
                          CORAL SPRINGS, FLORIDA 33071


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 15, 2003



GENERAL INFORMATION FOR SHAREHOLDERS

     We are soliciting proxies on behalf of the Board of Directors of Accessity Corp., a New York corporation, for use at the Annual Meeting of Shareholders to be held at 10:30 A.M. Florida time on December 15, 2003, at the Coral Springs Marriott Hotel, Golf Club and Convention Center, 11775 Heron Bay Boulevard, Coral Springs, FL 33076 and at any adjournment. This proxy statement is being first sent to our shareholders on or about November 20, 2003.

RECORD DATE AND VOTING

     The proposals to be voted on at the annual meeting are described in detail in this proxy statement. Shareholders of record at the close of business on November 7, 2003, are entitled to notice of, and to vote at, the annual meeting. At the close of business on that date, there were outstanding and entitled to vote 11,187,073 shares of our common stock. Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date.

     If a choice as to the matters coming before the annual meeting has been specified by a shareholder on a returned proxy card, the shares will be voted accordingly. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED IN THE NOTICE OF ANNUAL MEETING SENT TO SHAREHOLDERS AND IN THIS PROXY STATEMENT.

     Abstentions and broker non-votes (that is, shares voted by means of a proxy card submitted by a broker or nominee that specifically indicates the lack of discretionary authority to vote on the proposals) are counted for purposes of determining the presence or absence of a quorum at the annual meeting. For purposes of determining whether a majority of votes present at the annual meeting have approved a given proposal, abstentions will have the same effect as negative votes, whereas broker non-votes will not be counted.

     To ensure that your shares are voted at the annual meeting, please complete, date, and sign the enclosed proxy card and return it as soon as possible in the accompanying postage-prepaid return envelope.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised. A shareholder may revoke a proxy either by filing with our corporate secretary at our principal executive offices at 12514 West Atlantic Blvd, Coral Springs, Florida 33071, a duly executed proxy card bearing a later date or by attending the annual meeting and voting that shareholder's shares in person. Persons who hold shares of our common stock in street name may revoke their proxy by contacting their broker to obtain a legal ballot and filing that ballot bearing a later date with our corporate secretary at our principal executive offices or by attending the annual meeting and voting that ballot in person.

SOLICITATION

     We will pay all expenses related to soliciting proxies in connection with the annual meeting, including the cost of preparing, assembling, printing, and mailing all materials being sent to our shareholders. We will furnish copies of those materials to any brokerage house, fiduciary, or custodian holding in its name shares that are beneficially owned by others so that they may forward those materials to the beneficial owners. To ensure that a quorum is present in person or by proxy at the annual meeting, it may be necessary for certain of our officers, directors, employees, or other agents to solicit proxies by telephone, facsimile, or other means. Currently we do not intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

     If you wish to present a shareholder proposal at the next meeting of shareholders that we hold after the meeting to be held on December 15, 2003, you must send us that proposal by October 1, 2004. If, however, the date of the next annual meeting is changed by more than 30 days from December 15, 2004, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

ADDITIONAL MATERIALS

     We are mailing with this proxy statement a copy of our 2002 Annual Report. These documents are incorporated in, and constitute a part of this proxy statement.

OTHER MATTERS

     Other than the proposals described in this proxy statement, we know of no matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote as our Board of Directors recommends the shares they represent by signing and returning the enclosed proxy card, you are granting the named persons discretionary authority with respect to such other matters.


                PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     Our By-laws provide that our Board of Directors must be divided into three classes as nearly equal in size as possible, with the term of office of one class expiring each year. Accordingly, in any given year only those directors belonging to one class may be changed and it would take elections in three consecutive years to change the entire Board of Directors. At the upcoming annual meeting, one Class I director will be elected to serve a three-year term (until the third succeeding annual meeting, in 2006) and until their respective successors are duly elected and qualified. The Class I director's term expires in 2006. Unless authority to vote for the election of directors is withheld, the enclosed proxy will be voted FOR the election of the nominee named below.

     While our By-laws provide for a seven-person board of directors, upon the election of Barry Siegel our Board of Directors will have four members. Our board has determined that it is in our best interest that at this time no additional directors be nominated to fill the remaining three vacancies, as retaining these vacancies will give our board greater flexibility to seek and appoint one or two appropriate directors in the future.

     Barry Siegel will be elected to our Board of Directors if the number of votes cast at the annual meeting in favor of his respective election exceeds the number of votes cast to withhold authority in connection with their respective election.

INFORMATION CONCERNING DIRECTORS AND OFFICERS

     You will find below background information with respect to the nominee for election and the directors whose terms of office will continue after the upcoming annual meeting. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding their holdings of our common stock.

NOMINEE WHOSE TERM EXPIRES IN 2003  (CLASS I)

     Barry Siegel, 52, has served as one of our directors and our secretary since we were incorporated. He has served as our treasurer from 1987 to 2002 and as our chief executive officer and chairman of the board since November 1997. Previously, he served as our chairman of the board, co-chief executive officer, treasurer, and secretary from August 1997 through November 1997. From October 1987 through August 1997, he served as our co-chairman of the board, co-chief executive officer, treasurer, and secretary.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEE NAMED ABOVE.

DIRECTOR WHOSE TERMS EXPIRE IN 2005  (CLASS II)

     Barry J. Spiegel, 54, has served as president of our Affinity Services Division since September 1996. He served as president of American International Insurance Associates, Inc. from January 1996 through August 1996. For more than five years prior to August 1996, Mr. Spiegel served as senior vice president at American Bankers Insurance Group, Inc.

     Kenneth J. Friedman, 50, has served as one of our directors since October 1998. Mr. Friedman has for more than five years served as president of the Primary Group, Inc., an executive search and consulting firm.

DIRECTOR WHOSE TERM EXPIRES IN 2004  (CLASS III)

     Bruce S. Udell, 52, was first elected by our Board of Directors to be a member of the Board of Directors in September 2002. Since 1976, Mr. Udell has served as President and Chief Executive Officer of Udell Associates, a financial planning firm specializing in life insurance and estate planning. Additionally, since 1998, he has served as President of Asset Management Partners, a registered investment advisor.

DIRECTOR (CLASS III)

     John M. McIntyre, 48, was elected our President on July 15, 2002 and was elected to our Board of Directors on December 4, 2001. Mr. McIntyre resigned as President and Chief Operating Officer of the Company effective July 15, 2003 and resigned from the Board of Directors on August 24, 2003. He has spent the last 20 years working in the auto repair industry. In 1981, he founded Apple Auto Body Incorporated, a privately held, multiple-location group of auto repair shops based in Massachusetts, and since 1981 has acted as its president. In 1989 he co-founded Trust Group Inc., a privately held property and casualty insurer based in Massachusetts.

RELATIONSHIPS

     There are no family relationships among the executive officers or directors of Accessity, except that Lisa Siegel, who previously served as our vice-president-administration, is the wife of Barry Siegel, our chief executive officer and chairman of the board.

BOARD OF DIRECTORS AND COMMITTEES

     Our Board of Directors serves as the representative of our shareholders. The board establishes broad corporate policies and oversees our overall performance. The board is not, however, involved in day-to-day operating details. Members of the board are kept informed of our business activities through discussion with the chief executive officer, by reviewing analyses and reports sent to them by management, and by participating in board meetings.

     During 2002, our board held three meetings attended by members of the board either in person or via telephone, and on twelve occasions approved resolutions by unanimous written consent in lieu of a meeting.

     Our board currently has one standing committee, the Audit Committee. The members of the Audit Committee in 2002 were Kenneth J. Friedman, Barry J. Spiegel and Bruce S. Udell. Neither Mr. Friedman nor Mr. Udell is currently an officer of Accessity or any of its subsidiaries, and both are "independent" under the Nasdaq listing requirements as currently in effect. The Audit Committee did not meet in 2002. The Audit Committee operates pursuant to a charter approved by our Board of Directors.

COMPENSATION OF DIRECTORS

     We do not pay our directors for serving on our board. Our 1995 Incentive Stock Plan (the "Plan") does, however, provide that when they are elected to the board and every anniversary thereafter as long as they serve, our non-employee directors are granted a non-statutory stock option to purchase up to 50,000 shares of our common stock. Prior to February 4, 2002, directors received 15,000 shares as the annual stock option grant.

AUDIT COMMITTEE REPORT

     In fulfilling its oversight duties, the Audit Committee reviewed and discussed with management and our independent auditors, Nussbaum Yates & Wolpow, P.C., our audited financial statements for the fiscal year ended December 31, 2002. The Audit Committee also discussed with our auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). These matters include the independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles, as well as such other matters as our auditors are required to discuss with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and letter from our auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with our auditors their independence.

     Nussbaum Yates & Wolpow, P.C. billed us an aggregate of $29,000 in fees for professional services rendered for the audit of our annual financial statements for fiscal year 2002, $34,679 in fees for professional services rendered for reviews of the financial statements included in our Forms 10-QSB for 2002 and $2,763 in fees for professional services rendered regarding other matters.

     Based upon the above review and discussions with management and our independent auditors, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the SEC. The Audit Committee and our Board of Directors have also recommended, subject to shareholder ratification, selection of Nussbaum Yates & Wolpow, P.C. as our independent auditors for fiscal year 2003 (see Proposal 3).

                                                     Respectfully submitted,

                                                     THE AUDIT COMMITTEE

                                                     Kenneth J. Friedman
                                                     Bruce S. Udell
                                                     Barry J. Spiegel


     The foregoing report of the Audit Committee may not be deemed incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporates it by reference in any such document.

COMPENSATION OF DIRECTORS

     We do not pay our directors for serving on our Board of Directors. However, under our 1995 Stock Incentive Plan we issue to each of our directors upon their initial election to the board, and on each anniversary thereafter as long as they serve, options to acquire 15,000 shares of our common stock. On February 4, 2002, the Company amended our 1995 Stock Incentive Plan whereby non-employee directors will receive a non-statutory stock option grant upon their initial election to the Board and upon each succeeding anniversary thereafter for as long as they serve, with the right to acquire up to 50,000 shares of our common stock for a term of five years. The option will become exercisable in one third increments upon the one year anniversary of the initial grant date and each succeeding anniversary thereafter.

OTHER EXECUTIVE OFFICERS

     Gerald M. Zutler, 64, was appointed our president and chief operating officer in March 1998. His employment with the Company terminated in August 2002. Between 1997 and 1998, Mr. Zutler was a private consultant. From 1993 through 1996, Mr. Zutler was president of Lockheed Martin Canada.

     Philip B. Kart, 54, has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company since February 2002, and Chief Financial Officer since October 2000. From February 1998 through September 2000, he was vice president and chief financial officer of Forward Industries, Inc., a Nasdaq SmallCap listed company, and prior to that, from March 1993 to December 1997, chief financial officer of Ongard Systems, Inc. Mr. Kart has also held financial management positions with Agrigenetics Corporation and Union Carbide and was with the accounting firm PriceWaterhouseCoopers. Mr. Kart is a CPA.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     We are party to an employment agreement with Barry Siegel that commenced on January 1, 2002, and expires on December 31, 2004. Mr. Siegel's annual salary is $300,000, and he has been granted stock options, under the Company's 1995 Incentive Stock Option Plan ("the Plan"), providing the right to purchase 300,000 shares of the Company's common stock. His employment agreement provides that following a change of control (as defined in the agreement), we will be required to pay Mr. Siegel (1) a severance payment of 300% of his average annual salary for the past five years, less $100, (2) the cash value of his outstanding but unexercised stock options, and (3) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specifies that in no event will any severance payments exceed the amount we may deduct under the provisions of the Internal Revenue Code. In recognition of the sale of the fleet services business, Mr. Siegel was also awarded a $250,000 bonus, which was paid in February 2002, and an additional grant of 250,000 options.

     We are party to an employment agreement with Gerald M. Zutler that commenced on January 1, 2002, and expires on December 31, 2004. Mr. Zutler's annual salary is $190,000, and he has been granted stock options, under the Company's 1995 Incentive Stock Option Plan ("the Plan"), providing the right to purchase 200,000 shares of the Company's common stock. His employment agreement contains a change in control provision that mirrors that in Mr. Siegel's employment agreement, except that the applicable percentage for severance payment purposes is 100%. Mr. Zutler also participates in our Corporate Compensation Program. Mr. Zutler's employment with the Company terminated in August 2002.

     We are party to an employment agreement with Barry J. Spiegel that commenced on January 1, 2002, and expires on December 31, 2004. Mr. Spiegel's annual salary is $175,000 per annum and he has been granted stock options, under the Company's 1995 Incentive Stock Option Plan ("the Plan"), providing the right to purchase 250,000 shares of the Company's common stock, and the applicable percentage for severance payment purposes is 100%. Mr. Spiegel also participates in our Corporate Compensation Program. His employment agreement provides that following a change in control (as defined in the agreement), all stock options previously granted to him will immediately become fully exercisable. Mr. Spiegel's employment agreement was terminated on August 1, 2003.

     We are party to an employment agreement with Philip B. Kart that commenced on January 1, 2002, and expires on December 31, 2004. Mr. Kart's annual salary is $155,000 per annum and he has been granted stock options, under the Company's 1995 Incentive Stock Option Plan ("the Plan"), providing the right to purchase 150,000 shares of the Company's common stock and the applicable percentage for severance payment purposes is 100%. Mr. Kart also participates in our Corporate Compensation Program. His employment agreement provides that following a change in control (as defined in the agreement), all stock options previously granted to him will immediately become fully exercisable.

     In early 1999, each of the above-mentioned executives, except for Mr. Kart who was not employed by the Company at the time, voluntarily agreed to a reduction in his annual salary, with the other terms of his employment agreement remaining unaffected. Mr. Siegel's salary was reduced by $100,000, Mr. Zutler's by $15,000, and Mr. Spiegel's by $30,000. In consideration for these salary reductions, we granted Mr. Siegel, Mr. Zutler, and Mr. Spiegel options to purchase 100,000, 15,000, and 30,000 shares of our common stock, respectively. In 2000, the salaries of the above-mentioned executives were returned to their original levels.

     Under an agreement with our wholly owned subsidiary, Sentaur, Corp., we are party to an employment agreement with Steven DeLisi that commenced on September 3, 2002, and expires on December 31, 2004. Mr. DeLisi's annual salary is $175,000 per annum and he has been granted stock options, under the Company's 1995 Incentive Stock Option Plan ("the Plan"), providing the right to purchase 250,000 shares of the Company's common stock, in addition to certain other perquisites, and the applicable percentage for severance payment purposes is 100%. Mr. DeLisi also participates in a bonus program established for his business that provides a bonus of 50% of his salary upon the achievement of $25,000 in profits for three consecutive months. He receives an interim bonus of $5,000 for each signed contract, which is offset against his first year's bonus. His employment agreement provides that following a change in control (as defined in the agreement), all stock options previously granted to him will immediately become fully exercisable.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of any class of our equity securities to file with the SEC reports of their ownership of our securities and any changes in ownership. The SEC also requires us to identify in this proxy statement any person who failed to file any such report on a timely basis. We are not aware of any officer or director that did not comply with
Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2002, except for Kenneth J. Friedman who filed his Form 5 late that was due forty-five days following the end of the fiscal year.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table summarizes the compensation we paid or compensation accrued for services rendered for the years ended December 31, 2000, 2001 and 2002, for our Chief Executive Officer and each of the other most highly compensated executive officers who earned more than $100,000 in salary (there were no bonus payments during the years 2000 and 2001) for the year ended December 31, 2002:

                           SUMMARY COMPENSATION TABLE

                                            SALARY     SECURITIES
                                            -------    UNDERLYING
     NAME AND POSITION(S)          YEAR       ($)      OPTIONS (#)   BONUS($)
     --------------------          ----     -------     -------      -------
Barry Siegel
     Chairman of the Board of      2002     300,000     550,000      250,000 (a)
     Directors, Treasurer,         2001     285,000           0
     Secretary and Chief           2000     276,492     200,000
     Executive Officer

Gerald Zutler (b)
     President and Chief           2002     138,191     200,000
     Operating Officer             2001     149,525           0
                                   2000     145,540     150,000
Barry J. Spiegel (c)
     President, DriverShield       2002     175,000     250,000
     ADS Corp.                     2001     129,525           0
                                   2000     122,154     150,000
Phillip B. Kart
     Sr. Vice President and        2002     155,000     150,000
     Chief Financial Officer       2001     139,093           0
                                   2000      32,000     225,000
-----------------
(a) Excludes $12,500 paid to Mr. Siegel for costs incurred in connection with his relocation.
(b)  Mr. Zutler's employment terminated in August 2002.
(c)  Mr. Spiegel's employment terminated in August 2003.


     STOCK OPTIONS

     We did not make any awards of stock options during the last fiscal year to the executive officers named in the summary compensation table.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUE TABLE

                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
               SHARES ACQUIRED      ($)        UNDERLYING UNEXERCISED            IN-THE-MONEY
                     ON           VALUE        OPTIONS/SARS AT FY-END         OPTIONS/SARS FY-END
NAME             EXERCISE (#)    REALIZED    (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
----             ------------    --------    ---------------------------   ---------------------------
Barry Siegel        None             0             500,000/550,000                   $0/0
Gerald M. Zutler    None             0             0/0                               $0/0
Barry J. Spiegel    None             0             316,666/250,000                   $0/0
Philip B. Kart      None             0             158,334/216,666                   $0/0

PRINCIPAL SHAREHOLDERS

     The following tables provide information about the beneficial ownership of our common stock as of November 17, 2003. We have listed each person who beneficially owns more than 5% of our outstanding common stock, each of our directors and executive officers identified in the summary compensation table, and all directors and executive officers as a group. Unless otherwise indicated, each of the listed shareholders has sole voting and investment power with respect to the shares beneficially owned.


                        SECURITY OWNERSHIP OF MANAGEMENT


                                               AMOUNT AND
TITLE          NAME AND ADDRESS OF              NATURE OF        PERCENTAGE OF
OF CLASS       BENEFICIAL OWNER              BENEFICIAL OWNER   COMMON STOCK (1)
------------   -----------------             ----------------   ----------------
Common stock   Barry Siegel                   2,121,030 (2)(3)       18.7%
               c/o Accessity Corp.
               12514 West Atlantic Blvd
               Coral Springs, Florida 33071

Common stock   Gerald M. Zutler                 201,000               1.8%
               c/o Accessity Corp.
               12514 W. Atlantic Blvd
               Coral Springs, FL 33071

Common stock   Barry J. Spiegel               1,548,961              13.8%
               c/o Accessity Corp.
               12514 W. Atlantic Blvd
               Coral Springs, FL 33071

Common stock   Philip B. Kart                   275,000 (4)           2.4%
               c/o Accessity Corp.
               12514 W. Atlantic Blvd
               Coral Springs, FL 33071

Common stock   Kenneth J. Friedman              348,666 (5)           3.1%
               c/o Accessity Corp.
               12514 W. Atlantic Blvd
               Coral Springs, FL 33071

Common stock   John M. McIntyre                  98,333 (6)            .9%
               c/o Accessity Corp.
               12514 W. Atlantic Blvd
               Coral Springs, FL 33071

Common Stock   Bruce S. Udell                    50,416 (7)            .4%
               c/o Accessity Corp.
               12514 W. Atlantic Blvd
               Coral Springs, FL 33071

Common stock   All directors & officers       4,728,259              39.6%
               as a group

(1)  The percentages have been calculated in accordance with Instruction 3 to
     Item 403 of Regulation S-B. Percentage of beneficial ownership is calculated assuming 11,187,073 shares of common stock were outstanding on November 17, 2003.

(2) Includes 3,334 shares held by Barry Siegel as custodian for two nephews and 67 shares held directly by Barry Siegel's wife, Lisa Siegel. Both Barry and Lisa Siegel disclaim beneficial ownership of shares held by the other.

(3) Includes options to purchase 216,667 shares of common stock exercisable within 60 days of November 5, 2003.

(4) Includes options to purchase 275,000 shares of common stock exercisable within 60 days of November 5, 2003.

(5) Includes options to purchase 61,666 shares of common stock exercisable within 60 days of November 5, 2003.

(6) Includes options to purchase 98,333 shares of common stock exercisable within 60 days of November 5, 2003.

(7) Includes options to purchase 16,666 shares of common stock exercisable within 60 days of November 5, 2003.


                                   PROPOSAL 2

 APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO ACCESSITY'S BOARD OF DIRECTORS
   TO AMEND ACCESSITY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ACCESSITY'S COMMON STOCK EQUAL TO A RATIO NO GREATER THAN ONE-FOR-FIVE
     AT ANY TIME WITHIN 90 DAYS AFTER STOCKHOLDER APPROVAL OF THIS PROPOSAL.

GENERAL

     The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to implement a reverse stock split of the Company's Common Stock equal to a ratio no greater than one-for-five ("Reverse Split"), at any time within 90 days after stockholder approval of this proposal is obtained at the Annual Meeting, with the timing and exact ratio to be determined in the sole discretion of the Board of Directors. This means that as few as two shares or as many as five shares of Common Stock would be combined into one New Share (defined below). The Board of Directors also may choose not to implement the Reverse Split at all in its sole discretion.

     After the filing of an amendment to the Certificate of Incorporation ("Amendment") with the New York Secretary of State, the Reverse Split will be effective ("Effective Date"), and each stock certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split ("Old Shares") will be deemed automatically, without any action on the part of the stockholders, to represent a fraction of such number of shares of Common Stock after the Reverse Split ("New Shares"). No fractional New Shares will be issued as a result of a Reverse Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible will receive one additional New Share for the fractional New Share that such stockholder would otherwise be entitled to receive as a result of a Reverse Split. After the Reverse Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to a fraction of the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible).

     The number of shares of capital stock authorized by the Certificate of Incorporation will not change as a result of the proposed Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

PURPOSES OF A REVERSE SPLIT

     The Board of Directors believes that the Reverse Split is desirable for several reasons:

     o On October 21, 2003, the Company was advised by Nasdaq that the closing bid price for the Company's Common Stock was less than $1.00 for 30 consecutive trading days and the Common Stock was subject to delisting from the Nasdaq SmallCap Market if the closing bid price did not reach $1.00 for ten consecutive trading days by January 20, 2004. The Board of Directors expects the Reverse Split will help the Company satisfy the minimum $1.00 per share requirement. A range for the Reverse Split is being proposed instead of a specific ratio since the price at which the Common Stock trades may fluctuate between now and early January 2004, at which time the Reverse Split is expected to be implemented.

     o The Reverse Split also should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the market price of the Common Stock. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. A Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level also may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

     However, there can be no assurance that any or all of these results will occur. If, for example, a one-for-five Reverse Split is implemented, there can be no assurance that the market price per New Share after the Reverse Split will be five times the market price per Old Share before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, there can be no assurance that the market for the Common Stock will improve. Stockholders should note that the Board of Directors cannot predict what effect a Reverse Split will have on the market price of the Common Stock.

     The Board of Directors will determine the exact ratio for the Reverse Split based upon the market price of the Common Stock at the time of implementation. It can be anticipated that management will select a ratio that will result in a new market price that is sufficiently in excess of the $1.00 minimum bid price required by Nasdaq, so that a decrease in the bid price for the Common Stock would not cause the Common Stock to be delisted from Nasdaq. On the other hand, if the bid price of the Common Stock is maintained above $1.00 without the Reverse Split, the Board of Directors may determine not to implement the Reverse Split at all.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF ACCESSITY'S COMMON STOCK AFTER THE PROPOSED REVERSE SPLIT WILL BE EQUAL TO OR GREATER THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE SPLIT OR THAT THE PER SHARE MARKET PRICE OF ACCESSITY'S COMMON STOCK FOLLOWING THE REVERSE SPLIT WILL EITHER EXCEED OR REMAIN HIGHER THAN THE CURRENT PER SHARE MARKET PRICE.

     There can be no assurance that the market price per new share of Accessity common stock (the "New Shares") after the Reverse Split will rise or remain constant in proportion to the reduction in the number of old shares of Accessity common stock (the "Old Shares") outstanding before the Reverse Split. For example, based on the market price of Accessity's common stock on November 6, 2003 of $0.63 per share, if the Board of Directors decided to implement the Reverse Split and selects a reverse stock split ratio of one-for-five, there can be no assurance that the post-split market price of Accessity's common stock would be $3.15 per share or greater.

     Accordingly, the total market capitalization of Accessity's common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of Accessity's common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. In many cases, the total market capitalization of a company following a Reverse Split is lower than the total market capitalization before the Reverse Split.

THERE CAN BE NO ASSURANCE THAT THE REVERSE SPLIT WILL RESULT IN A PER SHARE PRICE THAT WILL ATTRACT INSTITUTIONAL INVESTORS AND BROKERS.

     While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors and brokers.

THERE CAN BE NO ASSURANCE THAT THE REVERSE SPLIT WILL RESULT IN A PER SHARE PRICE THAT WILL INCREASE ACCESSITY'S ABILITY TO ATTRACT AND RETAIN EMPLOYEES.

     While the Board of Directors believes that a higher stock price may help Accessity attract and retain employees who are less likely to work for a company with a low stock price, there can be no assurance that the Reverse Split will result in a per share price that will increase Accessity's ability to attract and retain employees and other service providers.

A DECLINE IN THE MARKET PRICE FOR ACCESSITY'S COMMON STOCK AFTER THE REVERSE SPLIT MAY RESULT IN A GREATER PERCENTAGE DECLINE THAN WOULD OCCUR IN THE ABSENCE OF A REVERSE SPLIT, AND THE LIQUIDITY OF ACCESSITY'S COMMON STOCK COULD BE ADVERSELY AFFECTED FOLLOWING A REVERSE SPLIT.

     The market price of Accessity's common stock will also be based on Accessity's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of Accessity's common stock declines, the percentage decline as an absolute number and as a percentage of Accessity's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of Accessity's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.


EFFECT OF A REVERSE SPLIT

     A Reverse Split will be effected by means of filing the Amendment with the New York Secretary of State. The Company is authorized to issue 30,000,000 shares of Common Stock. The par value of the Company's Common Stock will remain unchanged at $.015 per share and the number of authorized shares of the Company's Common Stock will remain unchanged. As of November 7, 2003, the record date of the Annual Meeting, there were 11,122,065 Old Shares issued and outstanding.

     Because the Reverse Split would apply to all issued and outstanding shares of the Company's Common Stock and outstanding rights to purchase the Company's Common Stock or to convert other securities into the Company's Common Stock, the proposed Reverse Split would not alter the relative rights and preferences of existing stockholders. The Reverse Split would, however, effectively increase the number of shares of the Company's Common Stock available for future issuances by the Board of Directors.

     If the proposed Reverse Split is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company's Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a Reverse Split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

     If a Reverse Split is approved by the requisite vote of the stockholders, stockholders have no right under New York law or the Company's Certificate of Incorporation or By-laws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Date of a Reverse Split, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to North American Transfer Co., the Company's exchange agent ("Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified and changed as a result of the Reverse Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of a Reverse Split is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS FOR AN ANALYSIS OF THE EFFECT OF THE TRANSACTION CONTEMPLATED BY THE PROPOSED AMENDMENT ON THEIR RESPECTIVE TAX SITUATIONS.

     The transactions contemplated by the Amendment constitute a "recapitalization" of the Company within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Therefore, neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock.

     The shares of Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by such stockholder immediately prior to the Effective Date. A stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Effective Date provided that such shares of Common Stock were held by the stockholder as capital assets on the Effective Date.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ACCESSITY'S BOARD OF DIRECTORS TO AMEND ACCESSITY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ACCESSITY'S COMMON STOCK EQUAL TO A RATIO NO GREATER THAN ONE-FOR-FIVE AT ANY TIME WITHIN 90 DAYS AFTER STOCKHOLDER APPROVAL OF THIS PROPOSAL.



                                   PROPOSAL 3

                            RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

     Our board has appointed the firm of Nussbaum Yates & Wolpow, P.C., independent certified public accountants, to audit our financial statements for the year ending December 31, 2003, and is asking the shareholders to ratify this appointment. Nussbaum Yates & Wolpow, P.C. has audited our financial statements for the past ten fiscal years. Nussbaum Yates & Wolpow, P.C. has advised us that neither the firm nor any of its associates has any material relationship with Accessity or any of its subsidiaries.

     If our shareholders fail to ratify appointment of Nussbaum Yates & Wolpow, P.C., the board will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board believes that such a change would be in the best interests of Accessity and its shareholders.

     No representative of Nussbaum Yates & Wolpow, P.C. will be present at the annual meeting.

     The affirmative vote of a majority of all shares present at the annual meeting, whether in person or by proxy, is required to approve this proposal.

AUDIT FEES

     Nussbaum Yates & Wolpow, P.C. billed us an aggregate of $29,000 in fees for professional services rendered for the audit of our annual financial statements for fiscal year 2002, $34,679 in fees for professional services rendered for reviews of the financial statements included in our Forms 10-QSB for 2002 and $2,763 in fees for professional services rendered regarding other matters.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF NUSSBAUM YATES & WOLPOW, P.C. TO SERVE AS ACCESSITY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2003.

                                  OTHER MATTERS

     We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting or any adjournment or postponement, it is the intention of the persons named in the enclosed form of proxy card to vote the shares they represent as the board may recommend.

                           FORWARD-LOOKING STATEMENTS

     Many statements made in this proxy statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are not based on historical facts. The words "expects," "anticipates," "believes," and similar expressions are intended to identify forward-looking statements. You should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in our business, particularly those risks identified in the "Forward-Looking Statements--Cautionary Factors" section of our Annual Report on Form 10-KSB for the year ended December 31, 2002, and you should not rely unduly on these forward looking statements.


                                                          THE BOARD OF DIRECTORS

Dated:   November 20, 2003

                                   PROXY CARD

                                 ACCESSITY CORP.
                         ANNUAL MEETING OF SHAREHOLDERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned shareholder of Accessity Corp. hereby (1) revokes all previous proxies that the undersigned has granted with respect to the undersigned's shares of Accessity Corp. capital stock, (2) acknowledges receipt of the notice of Annual Meeting of Shareholders to be held at 10:30 A.M. Florida time on December 15, 2003, at the Coral Springs Marriott Hotel, Golf Club and Convention Center, 11775 Heron Bay Boulevard, Coral Springs, FL 33076 and at any adjournments thereof, the related proxy statement and the 2002 Annual Report of Accessity Corp., and (3) appoints each of Barry Siegel and Barry J. Spiegel and as proxies of the undersigned, with full power of substitution to vote all shares of common stock of Accessity Corp. that the undersigned is entitled to vote at the Annual Meeting of Shareholders. The shares represented by the proxy may only be voted on the following proposals in the manner specified below.

     1.   To elect Barry Siegel as a member of our Board of Directors

                  FOR |_|           TO WITHHOLD AUTHORITY |_|

     2. To approve the grant of discretionary authority to Accessity's Board of Directors to amend Accessity's Certificate of Incorporation to effect a reverse stock split of Accessity's common stock equal to a ratio no greater than one-for-five.

                  FOR |_|           AGAINST |_|               ABSTAIN |_|

     3. To ratify our Board of Directors' selection of Nussbaum Yates & Wolpow, P.C. to audit our financial statements for the fiscal year ending December 31, 2003.

                  FOR |_|           AGAINST |_|               ABSTAIN |_|

     4. To transact such other business as may properly come before the annual meeting and any one or more adjournments thereof.



     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ABOVE PROPOSALS.

     THIS PROXY, WHEN PROPERLY, EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION FOR THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.



                         (Continued on the other side.)

     PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


     Please print the shareholder name exactly as it appears on your stock certificate. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.



                                    Dated:                           , 2003
                                           --------------------------



                                    ---------------------------------------
                                    (Print Name)


                                    ---------------------------------------
                                    (Authorized Signature)